SMITH BARNEY APPRECIATION FUND INC.


Sub-Item 77I


Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
January 21, 2005 filed on January 21, 2005.
(Accession No. 0001193125-05-009919)